UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2018 (May 4, 2018)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 4, 2018 (the "Closing Date"), Tecogen Inc. (the "Company') and its wholly owned subsidiaries, American DG Energy Inc. ("ADGE") and TTcogen LLC (collectively the "Borrowers"), entered into a Credit Agreement (the "Credit Agreement") with Webster Business Credit Corporation (the "Lender"), that provides Borrowers a line of credit of up to $10 million on a revolving and secured basis, with availability based on Borrowers' accounts receivables, raw materials, and finished goods. Funds borrowed under the Credit Agreement are payable on the third anniversary of the Closing Date.

Borrowings under the Credit Agreement bear interest at a rate equal to, at the Borrower's option, either (1) One Month LIBOR, plus 3.00%, or (2) Lender's Base Rate, plus 1.5%. Lender's Base Rate is the highest of (a) the Federal Funds rate plus 0.5%, (b) Lender's Prime rate as adjusted by Lender from time to time, and (c) One Month LIBOR, plus 2.75%.

The Credit Agreement contains customary events of default and customary affirmative and negative covenants, including financial covenants, limitations on certain indebtedness, liens, acquisitions and other investments, fundamental changes, and asset dispositions.

On the Closing Date the Borrower drew down $1,034,601.11 under the Credit Agreement. $919,590.58 was used to repay the balance due to Mr. John N. Hatsopoulos, a director of the Company. The Company assumed an outstanding debt due to Mr. Hatsopoulos of $850,000, with an interest rate of 6% per year, from American DG Energy Inc. on May 18, 2017, when the Company's subsidiary merged with ADGE. The remaining amount drawn down was used to cover certain closing costs under the Credit Agreement.

The foregoing description of the Credit Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in “Item 1.01 — Entry into a Material Definitive Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On May 8, 2018, the Company issued a press release discussing the above-referenced items. The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.01 related to Item 7.01 shall be deemed furnished.

Exhibit        Description
99.01        Press release issued May 8, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie Brown
May 8, 2018	Bonnie Brown, Chief Accounting Officer